UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2017

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 South Albion Street, Suite 525, Denver, CO 80222

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 13, 2017, Aspen Group, Inc. (the “Company”) elected to draw $500,000 in funds under its previously disclosed $3,000,000, three-year revolving line of credit agreement (the “Credit Facility”) entered into on August 31, 2016. As previously disclosed, amounts outstanding under the Credit Facility bear interest, payable monthly, at a rate of 12% per annum, and a commitment fee on the undrawn portion of the Credit Facility is payable monthly at a rate of 2% per annum. Following the additional drawdown, borrowings under the Credit Facility total $1,250,000.

Item 8.01   Other Events

On January 9, 2017, the Company received notice from the Financial Industry Regulatory Authority (“FINRA”) that FINRA had processed the Company’s one-for-12 reverse split of its common stock previously approved by the Company’s shareholders. The reverse split was effective on the opening of trading on January 10, 2017. The Company’s common stock will trade on the OTCQB on a post-split basis under the ticker symbol “ASPUD” for 20 business days, then revert back to “ASPU” thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

January 13, 2017	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer